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                                                                   EXHIBIT 23.1

                       Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Intelligent Electronics, Inc. of our report dated April 12, 1995 relating to the financial statements of Intelligent Electronics, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP


Philadelphia, Pennsylvania
August 4, 1995